Exhibit 99.1

MEDIA CONTACT
Julia Monter
julia.monter@texascapital.com

INVESTOR CONTACT
Jocelyn Kukulka
investor.relations@texascapital.com

Texas Capital to Bring Corporate Listing Home to the Texas Stock Exchange
Full-service, Texas-founded and headquartered financial services firm deepens commitment to the state’s growing capital markets
Parent company ticker symbol to change from TCBI to TXCP on November 9, 2026
DALLAS – September 14, 2026 – Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital, today announced that it will transfer the primary listing of its common stock and its 5.75% non-cumulative perpetual preferred stock series B to the Texas Stock Exchange LLC (“TXSE”) from the Nasdaq Stock Market LLC (“Nasdaq”).
“After completing our successful transformation into the only full-service financial services firm founded and headquartered in Texas, bringing Texas Capital’s corporate listing home to the Texas Stock Exchange is the logical next step as we concurrently expand access to the global capital markets in Texas and beyond,” said Rob C. Holmes, Chairman, President & Chief Executive Officer of Texas Capital. “We are a proud early supporter of TXSE and view the launch of a world-class exchange in Texas as a landmark moment that further cements the state’s position as a premier destination for innovation and investment. TXSE has a proven leadership team, state-of-the-art trade matching technology, an enviable investor base and a shared listings approach, which will, in effect, have the issuer in a net positive cash position with the exchange.”
Texas Capital Bancshares, Inc. expects to commence trading as a TXSE-listed company upon market open on October 8, 2026, where its common and preferred stock will begin trading under the ticker symbol “TCBI” and “TCBI PRB”, respectively. Shortly thereafter on November 9, 2026, the company expects to change its ticker symbols to “TXCP” and “TXCP PRB”, respectively, marking another significant milestone in the firm’s history. The company’s common and preferred stock will continue trading on Nasdaq through market close on October 7, 2026. No action is required by stockholders in connection with the transfer.
“Texas Capital is the first home-grown, full-service financial services firm in the state of Texas, and we are proud to welcome their primary corporate listing home to the Texas Stock Exchange,” said TXSE Chairman and CEO James H. Lee. “Texas Capital has been a leader in developing capital markets in the Lone Star State, so it is fitting that they will be listed on the only national securities exchange built, headquartered, and incorporated in Texas.”
Today, Texas Capital combines deep Texas roots with a national reach, delivering a full suite of capabilities across Commercial Banking, Private Banking, Corporate Banking, Investment Banking and Treasury Solutions. The firm’s decision to list on TXSE reflects the successful completion of its transformation and represents the natural next step for a Texas-founded, Texas-headquartered institution built to serve clients across the country.

Bell Ringing
To commemorate Texas Capital Bancshares, Inc.’s move to TXSE, a closing bell ceremony is planned to be held in Dallas on November 9, 2026.
ABOUT TEXAS CAPITAL
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank (“TCB”). Texas Capital is the collective brand name for TCB and its separate, non-bank affiliates and wholly owned subsidiaries. Texas Capital is a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs and individual customers. Founded in 1998, the institution is headquartered in Dallas with offices in Austin, Fort Worth, Houston, San Antonio, Chicago, Los Angeles and New York City, and has a network of clients across the country. With the ability to service clients through their entire lifecycles, Texas Capital has established commercial banking, consumer banking, corporate and investment banking and wealth management capabilities. All services are subject to applicable laws, regulations and service terms. Deposit and lending products and services are offered by TCB. For deposit products, member FDIC. For more information, please visit texascapital.com.
Trading in securities and financial instruments, strategic advisory, and other investment banking activities are performed by TCBI Securities, Inc., doing business as Texas Capital Securities. TCBI Securities, Inc. is a member of FINRA and SIPC and has registered with the SEC and other state securities regulators as a broker dealer. TCBI Securities, Inc. is a subsidiary of TCB. All investing involves risks, including the loss of principal. Past performance does not guarantee future results. Securities and other investment products offered by TCBI Securities, Inc. are not FDIC insured, may lose value and are not bank guaranteed.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, TCBI transferring its listing to the TXSE, the expected benefits from and impact of the transfer of the listing, and trading under new ticker symbols. These statements are not historical in nature and may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, trends, guidance, expectations and future plans.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Numerous risks and other factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there can be no assurance that any list of risks is complete, important risks and other factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to, operational, regulatory or technical challenges related to the TXSE-listing; and the risks and factors more fully described in TCBI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents and filings with the SEC. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.
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